As filed with the Securities and Exchange Commission on June 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KeyCorp	Ohio	34-6542451
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

127 Public Square Cleveland, Ohio 44114-1306 (216) 689-3000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	James L. Waters, Esq. General Counsel and Secretary KeyCorp 127 Public Square Cleveland, Ohio 44114-1306 (216) 689-3000 (Name, address and telephone number, including area code, of agent for service)

Copy to:

James J. Barresi

Aaron A. Seamon

Squire Patton Boggs (US) LLP

1000 Key Tower

127 Public Square

Cleveland, Ohio 44114-1304

(216) 479-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2026

Prospectus

Common Shares

This prospectus relates to the offer and resale from time to time of an aggregate of 158,723,874 of our common shares, par value $1.00 per share (the “common shares”), by the selling shareholder named herein (the “selling shareholder”).

We are not selling any of our common shares pursuant to this prospectus, and we will not receive any proceeds from the sale of our common shares offered by this prospectus by the selling shareholder. We have agreed to bear the expenses relating to the registration of the common shares (other than underwriting discounts and commissions and similar selling expenses incurred by the selling shareholder in connection with the offering of the common shares) in connection with the registration of the common shares that the selling shareholder may offer under this prospectus.

You should read this prospectus and any applicable prospectus supplement or pricing supplement carefully before you invest in the securities described in the applicable prospectus supplement or pricing supplement.

Our common shares are listed on the New York Stock Exchange (“NYSE”), under the symbol “KEY.” The last reported sale price of our common shares on June 2, 2026 was $21.18 per common share.

Investing in our common shares involves a high degree of risk. See “Risk Factors” on page 6 of the prospectus and the “Risk Factors” sections of the documents incorporated by reference into the prospectus before investing in our common shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June    , 2026

Prospectus

Neither we, the selling shareholder nor any underwriters have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus and any prospectus supplement, pricing supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling shareholder nor any underwriters take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any prospectus supplement, pricing supplement or free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, a selling shareholder may, from time to time, offer and sell our common shares described in this prospectus in one or more offerings. When the selling shareholder makes an offer of the shares under this prospectus, a prospectus supplement or pricing supplement, if required, may also be distributed that will contain specific information about the terms of the offering. Any required prospectus supplement and, if necessary, a pricing supplement, may also add, update or change information contained in this prospectus, and, if necessary, a pricing supplement will contain the specific terms of your securities. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information and documents incorporated herein by reference and described below under “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement, any pricing supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you.

The words “Key,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated.

FORWARD-LOOKING STATEMENTS

From time to time, we have made or will make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” “will,” “would,” “should,” “could,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus contain forward-looking statements. We may also make forward-looking statements in other documents filed with or furnished to the SEC. In addition, we may make forward-looking statements orally to analysts, investors, representatives of the media and others.

Forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this prospectus, any applicable prospectus supplement or pricing supplement, or in our other documents filed with or furnished to the SEC can or will be achieved. Factors that could cause our actual results to differ from those described in forward-looking statements include, but are not limited to:

•	the extensive regulation of the U.S. financial services industry;

•	complex and evolving laws and regulations regarding privacy and cybersecurity;

•	operational or risk management failures by us or critical third parties;

•	breaches of security or failures of our technology systems due to technological or other factors and cybersecurity threats;

•	an ineffective risk management framework;

•	negative outcomes from claims, litigation, arbitration, investigations, or governmental proceedings;

•	failure or circumvention of our controls and procedures;

•	our exposure to a wide range of climate-related physical risks across different geographical areas;

•	evolving capital and liquidity standards under applicable regulatory rules;

•

disruption of the U.S. and global financial system and markets, including the impact of inflation, tariffs or other trade policies, political instability, a prolonged shutdown of the U.S. government, a potential global economic downturn or recession, and extended military conflicts;

•	unanticipated changes in our liquidity position, including but not limited to, changes in our access to or the cost of funding and our ability to secure alternative funding sources;

•	our ability to receive dividends from our subsidiaries, including KeyBank National Association (“KeyBank”);

•	downgrades in our credit ratings or those of KeyBank;

•	a worsening of the U.S. economy due to financial, political or other shocks;

•	our ability to anticipate interest rate changes and manage interest rate risk;

•	deterioration of economic conditions in the geographic regions where we operate;

•	the soundness of other financial institutions, including instability in the financial industry;

•	our concentrated credit exposure in commercial and industrial loans;

•	deterioration of commercial real estate market fundamentals;

•	defaults by our loan clients or counterparties;

•	adverse changes in credit quality trends;

•	declining asset prices;

•	deterioration of asset quality and an increase in credit losses;

•	geopolitical destabilization, including ongoing military conflicts;

•	labor shortages, increases in unemployment rates, and supply chain constraints;

•	our ability to develop and effectively use the quantitative models we rely upon in our business planning;

•	our ability to timely and effectively implement our strategic initiatives;

•	damage to our reputation;

•	increased competitive pressure;

•	our ability to adapt our products and services to industry standards and consumer preferences;

•	our ability to attract and retain talented executives and employees;

•	unanticipated adverse effects of strategic partnerships or acquisitions and dispositions of assets or businesses;

•	the potential impact of The Bank of Nova Scotia’s significant equity interest in our business;

•	inaccurate assumptions or estimates underlying our consolidated financial statements;

•	changes in accounting policies, standards, and interpretations; and

•	impairment of goodwill.

Any forward-looking statements made by us or on our behalf speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances, except as required by applicable securities laws. Before making an investment decision, you should carefully consider all risks and uncertainties disclosed in the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and in any other reports that we file with the SEC, all of which are or will upon filing be accessible on the SEC’s website at www.sec.gov and on our website at www.key.com/ir. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement or pricing supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You can also access our SEC filings through our website at www.key.com/ir. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement or pricing supplement.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment to such documents after the date of this prospectus until the termination of each offering under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2025.

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025.

•

Current Reports on Form 8-K filed on  January  16, 2026, January 20, 2026 (excluding that information designated in such Current Report as furnished and not filed), January  28, 2026, March  2, 2026, April 16, 2026 (excluding that information designated in such Current Report as furnished and not filed), May  14, 2026 and June 3, 2026.

•

The description of our common stock set forth in  Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2025, including any other amendment or reports filed for the purpose of updating such information.

Unless stated otherwise in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

We will provide to each person (including any beneficial owner) to whom a prospectus is delivered, a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, on the written or oral request of any such person by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-4221

RISK FACTORS

An investment in our securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2025 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of our securities. See “Where You Can Find More Information” for information about how to obtain a copy of these documents.

KEYCORP

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company under the Bank Holding Company Act of 1956, as amended, and one of the nation’s largest bank-based financial services companies. KeyCorp is the parent holding company for KeyBank, our principal subsidiary, through which most of our banking services are provided. Through KeyBank and certain other subsidiaries, we provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, student loan refinancing, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients.

Our common shares are listed on NYSE under the under the symbol “KEY.” Our principal executive offices are located at 127 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 689-3000.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholder. We will pay all of the fees and expenses incurred in connection with the registration of the common shares issued to the selling shareholder. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common shares by the selling shareholder.

DESCRIPTION OF COMMON SHARES

A description of our common shares is set forth under the heading “Description of KeyCorp’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026, which is incorporated by reference herein. Our authorized capital stock consists of 2,100,000,000 common shares, par value $1.00 per share, and 25,000,000 preferred shares, par value $1.00 per share. For additional information regarding our capital stock, please refer to our charter documents filed as exhibits to the registration statement of which this prospectus is a part.

SELLING SHAREHOLDER

This prospectus registers the resale of an aggregate of 158,723,874 of our common shares issued to the selling shareholder named below pursuant to the Investment Agreement, dated as of August 12, 2024 (the “Investment Agreement”), by and between KeyCorp and the selling shareholder. Under the Investment Agreement, the selling shareholder agreed to make an equity investment in KeyCorp’s common shares in two separate tranches, with the closing of each tranche subject to certain specified conditions. On August 30, 2024, the closing of the first tranche occurred, with the selling shareholder purchasing 47,829,359 common shares from KeyCorp at a price of $17.17 per share, for aggregate consideration of $821,230,094.03. On December 27, 2024, the closing of the second tranche occurred, with the selling shareholder purchasing 115,042,316 additional common shares from KeyCorp at a price of $17.17 per share, for aggregate consideration of $1,975,276,565.72.

The selling shareholder may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement or pricing supplement any or all of the common shares that have been issued to it.

The table below sets forth the name of the selling shareholder, the number of common shares beneficially owned by the selling shareholder and the number of common shares that such selling shareholder may offer pursuant to this prospectus. The information set forth below is based on information provided by or on behalf of the selling shareholder prior to the date hereof. Information concerning the selling shareholder may change from time to time.

The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentages in the table below are based on 1,079,368,644 common shares outstanding as of May 31, 2026.

Name	Number of shares beneficially owned prior to the completion of the offering	Percent of shares beneficially owned prior to the completion of the offering	Number of shares offered	Number of shares beneficially owned after completion of the offering	Percent of shares beneficially owned after completion of the offering(1)
The Bank of Nova Scotia(2)	158,981,769	14.73%	158,723,874	257,895	*

*	Represents less than 1% of outstanding common shares.
(1)

Represents the amount of common shares that will be held by the selling shareholder after completion of all offerings pursuant to this prospectus based on the assumptions that (a) all common shares registered for sale by the registration statement of which this prospectus forms a part will be sold and (b) that no other common shares are acquired or sold by the selling shareholder prior to completion of such offerings. However, the selling shareholder may sell all, some or none of the common shares offered pursuant to this prospectus and may sell some or all of its common shares pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). In addition, as contemplated by the Investment Agreement, KeyCorp entered into an agreement with the selling shareholder to permit the selling shareholder to participate, through a periodic “true-up” right, in any repurchase by KeyCorp of KeyCorp’s common shares on a pro rata basis.

(2)

Based solely upon information provided by the selling shareholder in connection with the filing of this prospectus. The reported address of the selling shareholder is 40 Temperance Street, Toronto, Ontario, M5H 0B4.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale, from time to time, by the selling shareholder of our common shares. We are registering the resale of these common shares, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling shareholder pursuant to this prospectus or at all. As used in this section, the term “selling shareholder” includes pledgees, donees, assignees, distributees, transferees or other successors-in-interest selling such shares received after the date of this prospectus from the selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

The selling shareholder may, from time to time, offer our common shares at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and by a variety of methods, including the following methods:

•	one or more transactions (which may involve underwritten offerings on a firm commitment or best-efforts basis, cross sales or block transactions) on the NYSE or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	secondary distributions pursuant to and in accordance with the rules of the NYSE;

•	through one or more electronic trading platforms or services;

•	over-the-counter market, in negotiated transactions;

•	direct sales to one or more purchasers, including affiliates;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options or other hedging transactions on the shares (whether such options are listed on an options exchange or otherwise);

•	a combination of such methods of sale; or

•	any other method permitted by applicable law.

The selling shareholder may effect such transactions by selling the common shares offered under this prospectus to or through underwriters, broker-dealers or other agents, including electronic trading platforms or similar services, and such underwriters, broker-dealers or agents may receive compensation in the form of underwriting discounts, commissions or fees from the selling shareholder or the purchasers of shares for whom they may act as agent. The selling shareholder and any underwriters, broker-dealers or agents that participate in the distribution of the common shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

In connection with the sale of its common shares or interests therein, the selling shareholder may enter into derivative transactions with underwriters, broker-dealers or other financial institutions or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable additional prospectus supplement, pricing supplement or free-writing prospectus indicates, in connection with those derivative transactions, the broker-dealers or other financial institutions or third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the broker-dealer or other financial institution or third party may use securities pledged by the selling shareholder or borrowed from the selling shareholder to settle those sales or to close out any related open borrowings of shares, and may use securities received from the selling shareholder in settlement of those derivative transactions to close out any related open borrowings of shares. The selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered under this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as further supplemented or amended to reflect such transaction).

At a time a particular offering of our common shares is made, a prospectus supplement, pricing supplement or free writing prospectus may be distributed that will set forth the common shares to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the name or names of any underwriters, dealers, brokers or agents, any applicable commissions or discounts with respect to the particular offer and any other required information.

In addition, any shares of common shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

VALIDITY OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Squire Patton Boggs (US) LLP, Cleveland, Ohio.

EXPERTS

The consolidated financial statements of KeyCorp for the year ended December 31, 2025 appearing in KeyCorp’s Current Report on Form 8-K dated June 3, 2026, and the effectiveness of KeyCorp’s internal control over financial reporting appearing in KeyCorp’s Annual Report on Form 10-K as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2026 and March 31, 2025, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 5, 2026, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

Common Shares

PROSPECTUS

June 5, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby (other than underwriting discounts and commissions):

Registration Statement filing fees	$455,054.36
Printing expenses	*
Trustee and Depositary fees and expenses	*
Attorneys’ fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*

Total:	*

*	These fees are calculated based on the securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

The Fourth Amended and Restated Regulations of KeyCorp provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

Under the terms of KeyCorp’s directors’ and officers’ liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

KeyCorp is party to Change of Control Agreements with certain executive officers pursuant to which KeyCorp has agreed to indemnify the officer, to the fullest extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer’s serving as employee, officer, or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit No.	Exhibit

1(a)	Form of Underwriting Agreement.*

1(b)	Form of Distribution Agreement.*

4(a)	Third Amended and Restated Articles of Incorporation of KeyCorp, effective May 23, 2019. Incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on May 24, 2019.

4(b)	Certificate of Amendment to the Third Amended and Restated Articles of Incorporation of KeyCorp with respect to Fixed Rate Reset Perpetual Non-Cumulative Preferred Stock, Series H, filed August 22, 2022. Incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on August 24, 2022.

4(c)	Fourth Amended and Restated Regulations of KeyCorp, effective September 21, 2023. Incorporated herein by reference to Exhibit 3.3 to Form 10-K for the year ended December 31, 2025.

4(d)	Description of KeyCorp’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934. Incorporated herein by reference to Exhibit 4.1 to Form 10-K for the year ended December 31, 2025.

4(e)	Investment Agreement, dated August 12, 2024, by and between KeyCorp and The Bank of Nova Scotia, incorporated herein by reference to Exhibit 10.1 to Form 8-K on August 13, 2024.

5(a)	Opinion of Squire Patton Boggs (US) LLP as to the validity of the securities to be registered.

8(a)	Opinion of tax counsel as to certain tax matters.*

15(a)	Acknowledgment of Ernst & Young LLP.

23(a)	Consent of Ernst & Young LLP.

23(b)	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5(a)).

23(c)	Consent of tax counsel (included in Exhibit 8(a)).

24(a)	Power of Attorney.

107	Filing Fee Table

*

To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 5, 2026.

KEYCORP

By:	/s/ Andrea R. McCarthy
Name: Andrea McCarthy
Title: Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher M. Gorman	Chairman, Chief Executive Officer (Principal Executive Officer), and Director	June 5, 2026

* Clark H.I. Khayat	Chief Financial Officer (Principal Financial Officer)	June 5, 2026

* Stacy L. Gilbert	Chief Accounting Officer (Principal Accounting Officer)	June 5, 2026

* Jacqueline L. Allard	Director	June 5, 2026

* Alexander M. Cutler	Director	June 5, 2026

* H. James Dallas	Director	June 5, 2026

* Antonio DeSpirito	Director	June 5, 2026

* Elizabeth R. Gile	Director	June 5, 2026

* Robin N. Hayes	Director	June 5, 2026

* Christoper L. Henson	Director	June 5, 2026

Signature	Title	Date
* Richard J. Hipple	Director	June 5, 2026

* Somesh Khanna	Director	June 5, 2026

* Devina A. Rankin	Director	June 5, 2026

* Barbara R. Snyder	Director	June 5, 2026

* Richard J. Tobin	Director	June 5, 2026

* Todd J. Vasos	Director	June 5, 2026

*By:	/s/ Andrea R. McCarthy
Name:	Andrea McCarthy
Title:	Attorney-In-Fact June 5, 2026